MANAGEMENT AGREEMENT
Legg Mason Partners Fund Advisor, LLC

     This MANAGEMENT AGREEMENT ("Agreement") is made this 13th day of April, 2007, by and between Legg Mason Partners Income Trust (the "Trust") and
Legg Mason Partners Fund Advisor, LLC, a Delaware limited liability company (the "Manager").

     WHEREAS, the Trust is a Maryland business trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Manager is engaged primarily in rendering investment advisory, management and administrative services and is registered as an investment adviser under the Investment Advisers
Act of 1940, as amended;

     WHEREAS, the Trust wishes to retain the
Manager to provide investment advisory,
management, and administrative services to the Trust with respect to the series of the Trust designated in Schedule A annexed hereto (the
"Fund"); and

     WHEREAS, the Manager is willing to furnish such services on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the
promises and mutual covenants herein contained, it is agreed as follows:

      1.	The Trust hereby appoints the Manager to
act as investment adviser and administrator of the
Fund for the period and on the terms set forth in
this Agreement.  The Manager accepts such
appointment and agrees to render the services
herein set forth, for the compensation herein
provided.
      2.	The Fund shall at all times keep the
Manager fully informed with regard to the
securities owned by it, its funds available, or to
become available, for investment, and generally as
to the condition of its affairs.  It shall furnish
the Manager with such other documents and
information with regard to its affairs as the
Manager may from time to time reasonably request.
      3.	(a)	Subject to the supervision of the
Trust's Board of Trustees (the "Board"), the
Manager shall regularly provide the Fund with
investment research, advice, management and
supervision and shall furnish a continuous
investment program for the Fund's portfolio of
securities and other investments consistent with
the Fund's investment objectives, policies and
restrictions, as stated in the Fund's current
Prospectus and Statement of Additional
Information.  The Manager shall determine from
time to time what securities and other investments
will be purchased (including, as permitted in
accordance with this paragraph, swap agreements,
options and futures), retained, sold or exchanged
by the Fund and what portion of the assets of the
Fund's portfolio will be held in the various
securities and other investments in which the Fund
invests, and shall implement those decisions
(including the execution of investment
documentation), all subject to the provisions of
the Trust's Declaration of Trust and By-Laws
(collectively, the "Governing Documents"), the
1940 Act, and the applicable rules and regulations
promulgated thereunder by the Securities and
Exchange Commission (the "SEC") and interpretive
guidance issued thereunder by the SEC staff and
any other applicable federal and state law, as
well as the investment objectives, policies and
restrictions of the Fund referred to above, and
any other specific policies adopted by the Board
and disclosed to the Manager.  The Manager is
authorized as the agent of the Trust to give
instructions to the custodian of the Fund as to
deliveries of securities and other investments and
payments of cash for the account of the Fund.
Subject to applicable provisions of the 1940 Act
and direction from the Board, the investment
program to be provided hereunder may entail the
investment of all or substantially all of the
assets of the Fund in one or more investment
companies.  The Manager will place orders pursuant
to its investment determinations for the Fund
either directly with the issuer or with any broker
or dealer, foreign currency dealer, futures
commission merchant or others selected by it.  In
connection with the selection of such brokers or
dealers and the placing of such orders, subject to
applicable law, brokers or dealers may be selected
who also provide brokerage and research services
(as those terms are defined in Section 28(e) of
the Securities Exchange Act of 1934, as amended
(the "Exchange Act")) to the Funds and/or the
other accounts over which the Manager or its
affiliates exercise investment discretion.  The
Manager is authorized to pay a broker or dealer
who provides such brokerage and research services
a commission for executing a portfolio transaction
for the Fund which is in excess of the amount of
commission another broker or dealer would have
charged for effecting that transaction if the
Manager determines in good faith that such amount
of commission is reasonable in relation to the
value of the brokerage and research services
provided by such broker or dealer.  This
determination may be viewed in terms of either
that particular transaction or the overall
responsibilities which the Manager and its
affiliates have with respect to accounts over
which they exercise investment discretion.  The
Board may adopt policies and procedures that
modify and restrict the Manager's authority
regarding the execution of the Fund's portfolio
transactions provided herein.  The Manager shall
also provide advice and recommendations with
respect to other aspects of the business and
affairs of the Fund, shall exercise voting rights,
rights to consent to corporate action and any
other rights pertaining to the Fund's portfolio
securities subject to such direction as the Board
may provide, and shall perform such other
functions of investment management and supervision
as may be directed by the Board.  The Manager may
execute on behalf of the Fund certain agreements,
instruments and documents in connection with the
services performed by it under this Agreement.
These may include, without limitation, brokerage
agreements, clearing agreements, account
documentation, futures and option agreements, swap
agreements, other investment related agreements,
and any other agreements, documents or instruments
the Manager believes are appropriate or desirable
in performing its duties under this Agreement.
	(b)	Subject to the direction and control of
the Board, the Manager shall perform such
administrative and management services as may from
time to time be reasonably requested by the Fund
as necessary for the operation of the Fund, such
as (i) supervising the overall administration of
the Fund, including negotiation of contracts and
fees with and the monitoring of performance and
billings of the Fund's transfer agent, shareholder
servicing agents, custodian and other independent
contractors or agents, (ii) providing certain
compliance, fund accounting, regulatory reporting,
and tax reporting services, (iii) preparing or
participating in the preparation of Board
materials, registration statements, proxy
statements and reports and other communications to
shareholders, (iv) maintaining the Fund's
existence, and (v) during such times as shares are
publicly offered, maintaining the registration and
qualification of the Fund's shares under federal
and state laws.  Notwithstanding the foregoing,
the Manager shall not be deemed to have assumed
any duties with respect to, and shall not be
responsible for, the distribution of the shares of
any Fund, nor shall the Manager be deemed to have
assumed or have any responsibility with respect to
functions specifically assumed by any transfer
agent, fund accounting agent, custodian,
shareholder servicing agent or other agent, in
each case employed by the Fund to perform such
functions.
	(c)	The Fund hereby authorizes any entity or
person associated with the Manager which is a member of a national securities exchange to effect any transaction on the exchange for the account of the Fund which is permitted by Section 11(a) of the Exchange Act and Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv). Notwithstanding the foregoing, the Manager agrees that it will not deal with itself, or with members of the Board or any principal underwriter of the Fund, as principals or agents in making purchases or sales of securities or other property for the account of the Fund, nor will it purchase any securities from an underwriting or selling group in which the Manager or its affiliates is participating, or arrange for purchases and sales of securities between the Fund and another account advised by the Manager or its affiliates, except in each case as permitted by the 1940 Act and in accordance with such policies and procedures as may be adopted by the Fund from time to time, and will comply with all other provisions of the Governing
Documents and the Fund's then-current Prospectus and Statement of Additional Information relative to the Manager and its directors and officers.

      4.	Subject to the Board's approval, the
Manager or the Fund may enter into contracts with
one or more investment subadvisers or
subadministrators, including without limitation,
affiliates of the Manager, in which the Manager
delegates to such investment subadvisers or
subadministrators any or all its duties specified
hereunder, on such terms as the Manager will
determine to be necessary, desirable or
appropriate, provided that in each case the
Manager shall supervise the activities of each
such subadviser or subadministrator and further
provided that such contracts impose on any
investment subadviser or subadministrator bound
thereby all the conditions to which the Manager is
subject hereunder and that such contracts are
entered into in accordance with and meet all
applicable requirements of the 1940 Act.
      5.	(a)	The Manager, at its expense, shall
supply the Board and officers of the Trust with all information and reports reasonably required by them and reasonably available to the Manager and shall furnish the Fund with office facilities, including space, furniture and equipment and all personnel reasonably necessary for the operation of the Fund. The Manager shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the keeping of the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that any records that it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Manager further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. The Manager shall authorize and permit any of its directors, officers and employees, who may be elected as Board members or officers of the Fund, to serve in the capacities in which they are elected.


	(b)	The Manager shall bear all expenses, and
shall furnish all necessary services, facilities
and personnel, in connection with its
responsibilities under this Agreement.  Other than
as herein specifically indicated, the Manager
shall not be responsible for the Fund's expenses,
including, without limitation, advisory fees;
distribution fees; interest; taxes; governmental
fees; voluntary assessments and other expenses
incurred in connection with membership in
investment company organizations; organization
costs of the Fund; the cost (including brokerage
commissions, transaction fees or charges, if any)
in connection with the purchase or sale of the
Fund's securities and other investments and any
losses in connection therewith; fees and expenses
of custodians, transfer agents, registrars,
independent pricing vendors or other agents; legal
expenses; loan commitment fees; expenses relating
to share certificates; expenses relating to the
issuing and redemption or repurchase of the Fund's
shares and servicing shareholder accounts;
expenses of registering and qualifying the Fund's
shares for sale under applicable federal and state
law; expenses of preparing, setting in print,
printing and distributing prospectuses and
statements of additional information and any
supplements thereto, reports, proxy statements,
notices and dividends to the Fund's shareholders;
costs of stationery; website costs; costs of
meetings of the Board or any committee thereof,
meetings of shareholders and other meetings of the
Fund; Board fees; audit fees; travel expenses of
officers, members of the Board and employees of
the Fund, if any; and the Fund's pro rata portion
of premiums on any fidelity bond and other
insurance covering the Fund and its officers,
Board members and employees; litigation expenses
and any non-recurring or extraordinary expenses as
may arise, including, without limitation, those
relating to actions, suits or proceedings to which
the Fund is a party and the legal obligation which
the Fund may have to indemnify the Fund's Board
members and officers with respect thereto.
      6.	No member of the Board, officer or
employee of the Trust or Fund shall receive from
the Trust or Fund any salary or other compensation
as such member of the Board, officer or employee
while he is at the same time a director, officer,
or employee of the Manager or any affiliated
company of the Manager, except as the Board may
decide.  This paragraph shall not apply to Board
members, executive committee members, consultants
and other persons who are not regular members of
the Manager's or any affiliated company's staff.
      7.	As compensation for the services
performed and the facilities furnished and
expenses assumed by the Manager, including the
services of any consultants retained by the
Manager, the Fund shall pay the Manager, as
promptly as possible after the last day of each
month, a fee, computed daily at an annual rate set
forth opposite the Fund's name on Schedule A
annexed hereto, provided however, that if the Fund
invests all or substantially all of its assets in
another registered investment company for which
the Manager or an affiliate of the Manager serves
as investment adviser or investment manager, the
annual fee computed as set forth on such Schedule
A shall be reduced by the aggregate management
fees allocated to that Fund for the Fund's then-
current fiscal year from such other registered
investment company.  The first payment of the fee
shall be made as promptly as possible at the end
of the month succeeding the effective date of this
Agreement, and shall constitute a full payment of
the fee due the Manager for all services prior to
that date.  If this Agreement is terminated as of
any date not the last day of a month, such fee
shall be paid as promptly as possible after such
date of termination, shall be based on the average
daily net assets of the Fund in that period from
the beginning of such month to such date of
termination, and shall be that proportion of such
average daily net assets as the number of business
days in such period bears to the number of
business days in such month.  The average daily
net assets of the Fund shall in all cases be based
only on business days and be computed as of the
time of the regular close of business of the New
York Stock Exchange, or such other time as may be
determined by the Board.
   8.	The Manager assumes no responsibility
under this Agreement other than to render the
services called for hereunder, in good faith, and
shall not be liable for any error of judgment or
mistake of law, or for any loss arising out of any
investment or for any act or omission in the
execution of securities transactions for the Fund,
provided that nothing in this Agreement shall
protect the Manager against any liability to the
Fund to which the Manager would otherwise be
subject by reason of willful misfeasance, bad
faith, or gross negligence in the performance of
its duties or by reason of its reckless disregard
of its obligations and duties hereunder.  As used
in this Section 8, the term "Manager" shall
include any affiliates of the Manager performing
services for the Trust or the Fund contemplated
hereby and the partners, shareholders, directors,
officers and employees of the Manager and such
affiliates.
   9.	Nothing in this Agreement shall limit or
restrict the right of any director, officer, or
employee of the Manager who may also be a Board
member, officer, or employee of the Trust or the
Fund, to engage in any other business or to devote
his time and attention in part to the management
or other aspects of any other business, whether of
a similar nature or a dissimilar nature, nor to
limit or restrict the right of the Manager to
engage in any other business or to render services
of any kind, including investment advisory and
management services, to any other fund, firm,
individual or association.  If the purchase or
sale of securities consistent with the investment
policies of the Fund or one or more other accounts
of the Manager is considered at or about the same
time, transactions in such securities will be
allocated among the accounts in a manner deemed
equitable by the Manager.  Such transactions may
be combined, in accordance with applicable laws
and regulations, and consistent with the Manager's
policies and procedures as presented to the Board
from time to time.
   10.	For the purposes of this Agreement, the
Fund's "net assets" shall be determined as
provided in the Fund's then-current Prospectus and
Statement of Additional Information and the terms
"assignment," "interested person," and "majority
of the outstanding voting securities" shall have
the meanings given to them by Section 2(a) of the
1940 Act, subject to such exemptions as may be
granted by the SEC by any rule, regulation or
order.
   11.	This Agreement will become effective with
respect to the Fund on the date set forth opposite
the Fund's name on Schedule A annexed hereto,
provided that it shall have been approved by the
Trust's Board and by the shareholders of the Fund
in accordance with the requirements of the 1940
Act and, unless sooner terminated as provided
herein, will continue in effect until November 30,
2007.  Thereafter, if not terminated, this
Agreement shall continue in effect with respect to
the Fund, so long as such continuance is
specifically approved at least annually (i) by the
Board or (ii) by a vote of a majority of the
outstanding voting securities of the Fund,
provided that in either event the continuance is
also approved by a majority of the Board members
who are not interested persons of any party to
this Agreement, by vote cast in person at a
meeting called for the purpose of voting on such
approval.
   12.	This Agreement is terminable with respect
to the Fund without penalty by the Board or by
vote of a majority of the outstanding voting
securities of the Fund, in each case on not more
than 60 days' nor less than 30 days' written
notice to the Manager, or by the Manager upon not
less than 90 days' written notice to the Fund, and
will be terminated upon the mutual written consent
of the Manager and the Trust.  This Agreement
shall terminate automatically in the event of its
assignment by the Manager and shall not be
assignable by the Trust without the consent of the
Manager.
   13.	The Manager agrees that for services
rendered to the Fund, or for any claim by it in
connection with services rendered to the Fund, it
shall look only to assets of the Fund for
satisfaction and that it shall have no claim
against the assets of any other portfolios of the
Trust.  The undersigned officer of the Trust has
executed this Agreement not individually, but as
an officer under the Trust's Declaration of Trust
and the obligations of this Agreement are not
binding upon any of the Trustees, officers or
shareholders of the Trust individually.
   14.	No provision of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and no
material amendment of the Agreement shall be
effective until approved, if so required by the
1940 Act, by vote of the holders of a majority of
the Fund's outstanding voting securities.
   15.	This Agreement embodies the entire
agreement and understanding between the parties
hereto, and supersedes all prior agreements and
understandings relating to the subject matter
hereof.  Should any part of this Agreement be held
or made invalid by a court decision, statute, rule
or otherwise, the remainder of this Agreement
shall not be affected thereby.  This Agreement
shall be binding on and shall inure to the benefit
of the parties hereto and their respective
successors.
   16.	This Agreement shall be construed and the
provisions thereof interpreted under and in accordance with the laws of the State of New York.

[signature page to follow]



	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized.
	LEGG MASON PARTNERS
INCOME TRUST

						By:

						Name:
						Title:


	LEGG MASON PARTNERS
FUND ADVISOR, LLC

						By:

						Name:
						Title:




Schedule A

Legg Mason Partners Managed Muncipals Fund

Date:

April 13, 2007

Fee:

The following percentage of the Fund's average daily net assets:

First $500 million--0.55%
Next $1 billion--0.50%
Over $1.5 billion--0.45%


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